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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this Amendment No. 2 to the registration statement of Peptide Therapeutics Group plc on Form F-4 of our report, dated March 1, 1999, on our audits of the consolidated financial statements of OraVax, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.



    We also consent to the inclusion in this Amendment No. 2 to the registration statement of our report, dated March 1, 1999, on our audits of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. (both development stage enterprises) as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and cumulative from inception (March 31, 1995) through December 31, 1998.



    We also consent to the references to our firm under the caption "Experts."



                                          /s/ PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
March 26, 1999